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                                                                  EXHIBIT 11.1

                       GLOBAL VILLAGE COMMUNICATION, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                      (In thousands, except per share data)

                                                         Three Months Ended September 30,     Six Months Ended September 30,
                                                         --------------------------------     ------------------------------
                                                             1997                1996              1997              1996
                                                           --------           --------           --------          --------
Loss from continuing operations                            $    (52)          $   (173)          $ (2,027)         $ (4,979)
                                                           --------           --------           --------          --------

Discontinued Operations:
     Loss from discontinued operations                           --             (1,565)                --            (1,822)
     Gain on disposal of discontinued operations,
      net of taxes                                               --              2,133                 --             2,133
                                                           --------           --------           --------          --------
     Net income (loss)                                     $    (52)          $    395           $ (2,027)         $ (4,668)
                                                           ========           ========           ========          ========

Weighted average shares outstanding during the period        16,979             16,734             16,935            16,766
Common stock equivalents                                         --                654                 --                --
                                                           --------           --------           --------          --------
                                                             16,979             17,388             16,935            16,766
                                                           ========           ========           ========          ========

Loss per share from continuing operations                  $  (0.00)          $  (0.01)          $  (0.12)         $  (0.30)
Income per share from discontinued operations                    --               0.03                 --              0.02
                                                           --------           --------           --------          --------
Net income (loss) per share                                $  (0.00)          $   0.02           $  (0.12)         $  (0.28)
                                                           ========           ========           ========          ========



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